SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549





                                                     FORM 8-K



                                                  CURRENT REPORT
                                        Pursuant to Section 13 or 15(d) of
                                        The Securities Exchange Act of 1934



                                          Date of Report: August 26, 1996



                                       ACTRADE INTERNATIONAL, LTD.
                         (Exact name of registrant as specified by its charter)



                  Delaware                  0-18711                 13-3437739
         (State or other jurisdic-   (Commission File             (IRS Employer
         tion of incorporation)             Number)              Identification
                                                                       Number)


                                    7 Penn Plaza, Suite 422, New York, NY 10001
                                     (Address of principal executive offices)


         Registrant's Telephone Number: (212) 563-1036


Former Name or Former Address If Changed Since Last Report

Item 5.  Other Events

On August 22, 1996, at a Special Meeting of the Board of Directors of Registrant, by the unanimous vote of all the Directors of Registrant, two additional persons were appointed to fill two existing vacancies on the Board of Directors. These person will serve until the next annual meeting of shareholders at which time the entire Board of Directors will come up for election by the Shareholders of the Registrant.

Following is a brief biography for each of the new Directors, neither of whom is otherwise affiliated with Registrant:

ROBERT E. FURSTNER, age 64, has been a senior level banking officer for over 25 years, having begun his banking career in 1968 as a Territory Assistant for the International Banking Division of Morgan Guaranty Trust Company in New York City. During his 5-year tenure at Morgan Guaranty Trust Co., Mr. Furstner was responsible for the administrative duties regarding the Bank's corporate and correspondent bank relationships in Germany, Switzerland, The Netherlands and Eastern Europe. Following his employment with Morgan Guaranty Trust Co., Mr. Furstner served a brief tenure (1973 - 1974) with Franklin National Bank in New York City where he continued in a similar capacity with Franklin's International Banking Department with his primary area of responsibility including Germany, Switzerland, Austria and the Benlux Countries. In 1974 Mr. Furstner joined European American Bank in New York City as Assistant Treasurer/Assistant Vice President (from 1974 - 1979) rising to the position of Vice President/Group Head which he held from 1979 until leaving European American Bank in 1987. His duties at European American Bank primarily involved international credit and bank operations. During his tenure Mr. Furstner was charged with the management of a geographical area comprising of the Great Britain, The Netherlands, the Nordic Countries, Eastern Europe, Yugoslavia and Israel. He was directly involved in export and project financing, both with and without Eximbank (the Export-Import Bank of The United States) participation and was actively involved in the implementation of the bank's lending strategies in order to reduce exposure in high risk countries. Mr. Furstner was also a participant in the re-scheduling of Polish, Romanian and Yugoslavian international debt. After 1987, until his retirement in late 1995, Mr. Furstner served with Banco Portugues do Atlantico, New York City Branch, where he was charged with implementing the bank's lending strategies for trade financing with special emphasis on promoting and selling EXIMBANK's CGF program in the Southern Hemisphere. Mr. Furstner was educated in The Netherlands and holds a European degree equivalent to a bachelors degree in business administration and foreign languages.

HARRY FRIEDMAN, age 69, is presently a management consultant and investment advisor for emerging companies seeking growth through venture capital financing and/or acquisitions. Mr. Freidman has also served on the board of directors for diverse companies over the years, including having been an advisor to the board of directors of Tofutti, Inc. a publicly held food company. Currently he holds a position as a Director of Princeton Capital, Inc., a publicly held investment banking firm which is a member of the National Association of Securities Dealers, Inc. Mr. Friedman teaches various courses at New York University on "Venture Capital," "Going Public" and "Mergers and Acquisitions." He has also taught at a number of universities both in the United States and abroad (including Iran and Japan), has lectured on small business and innovative entrepreneurship under the USIA auspices in Tanzania and Zimbabwe, and has made exploratory trips to China and over 100 other countries as part of his missionary efforts to promote the value of emerging company concepts. His education at the University of California, Los Angeles; the University of Chicago; the University of Wisconsin; and New York University has ranged from economics to mathematics to finance. Mr. Friedman has also authored a Working Paper on "Mergers and Acquisitions - Offensive and Defensive Strategies" which now appears as a chapter in the "Handbook for Corporate Controllers." Mr. Friedman has also served as president of an investment advisory firm and has appeared as a guest panelist on various financial television programs.

Both Mr. Friedman and Mr. Furstner serve on the Company's Audit Committee.

                                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:  August 26, 1996                              ACTRADE INTERNATIONAL, LTD.




                                           BY:__/s/Amos Aharoni________________
                                          Amos Aharoni, Chief Executive Officer